Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

VisionWave Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule		Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity(1)(2), (3)	Common stock, par value $0.01 per share ("Common stock"), under the Registrant's 2024 Omnibus Equity Incentive Plan, as amended (the "2024 Plan")	457	(h)	29,021	$9.79	$284,115.59	$0.00013810	$39.24
Equity(1)(2), (3)	Common Stock under the Registrant's 2025 Omnibus Equity Incentive Plan, as amended (the "2025 Plan")	457	(h)	1,156,686	$7.73	$8,941,182.78	$0.00013810	$1,234.78
Total Offering Amounts						$9,225,298.37		$1,274.01
Total Fee Offsets								0
Net Fee Due								$1,274.01

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the common stock that become issuable with respect to the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Represents shares of common stock issued pursuant to settlement of restricted stock grants or exercise of options under each of the Registrant’s 2024 Plan or 2025 Plan, as applicable, to certain current and former directors, officers, other employees and consultants of the Registrant.
(3)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $9.79 per share represents the weighted average of the exercise prices for outstanding options and stock grants under the 2024 Plan or $7.73 per share represents the weighted average of the exercise prices for outstanding options and stock grants under the 2025 Plan, as applicable.